For further information:         TRADED: NYSE (IEX)                        EX-99.1
Investor Contact:
Allison S. Lausas
Vice President and Chief Accounting Officer
(847) 498-7070

IDEX REPORTS RECORD SECOND QUARTER RESULTS
LOWERS FULL YEAR GUIDANCE IN RESPONSE TO SOFTENING SECOND HALF OUTLOOK

Second Quarter 2023 Highlights
(All comparisons are against the second quarter of 2022 unless otherwise noted)
•Record sales of $846.2 million, up 6% overall and 3% organically
•Reported EPS of $1.82, up 1% and record adjusted EPS of $2.18, up 8%
•Strong operating cash flow of $141 million, up 26%; free cash flow of $120 million, up 24%
•Completed acquisition of Iridian Spectral Technologies on May 19, 2023

NORTHBROOK, IL, July 26, 2023 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended June 30, 2023.

“IDEX achieved record sales and adjusted earnings per share in the second quarter,” said Eric D. Ashleman, IDEX Corporation Chief Executive Officer and President. “Our view on core IDEX industrial markets continues to hold as inventory and backlog recalibrates in line with our supply chain improvements and lead time reductions. Our Fluid & Metering and Fire & Safety / Diversified Products businesses delivered strong organic growth and profitability within this environment.”

“Our businesses within our Health & Science Technologies segment remained challenged, impacted by customers' sharp inventory recalibration and demand softness after two years of double-digit growth. At this point we no longer expect market recovery within the second half of the year. Our teams are appropriately balanced as they execute targeted cost reductions to mitigate a portion of these volume declines, drive strong cash flow overall, and continue to innovate for our customers.”

"Regardless of macroeconomic fluctuations, we remain focused on initiatives to drive long-term growth. IDEX continues to be well positioned in markets with strong secular growth trends and critical technologies that enable above-market performance over an economic cycle. Our balance sheet is strong and provides ample capacity to fund our disciplined capital deployment strategy."

2023 Outlook
Full year 2023 organic sales are projected to decline 1 to 2 percent over the prior year, with GAAP EPS of $6.80 - $6.90 (adjusted EPS of $7.90 - $8.00).

Third quarter 2023 organic sales are projected to decline 7 to 8 percent over the prior year period, with GAAP EPS of $1.60 - $1.65 (adjusted EPS of $1.84 - $1.89).

Consolidated Results

	Three Months Ended June 30,
(Dollars in millions, except per share amounts)	2023	2022	Increase (Decrease)
Net sales	$846.2	$796.1	$50.1
Organic net sales growth*			3%
Gross profit	378.0	356.9	21.1
Adjusted gross profit*	378.0	357.3	20.7
Net income attributable to IDEX	138.6	138.2	0.4
Adjusted net income attributable to IDEX*	165.4	153.6	11.8
Adjusted EBITDA*	240.7	219.2	21.5
Diluted EPS attributable to IDEX	1.82	1.81	0.01
Adjusted diluted EPS attributable to IDEX*	2.18	2.02	0.16
Cash flows from operating activities	141.2	112.3	28.9
Free cash flow*	119.6	96.7	22.9
Gross margin	44.7%	44.8%	(10) bps
Adjusted gross margin*	44.7%	44.9%	(20) bps
Net income margin	16.4%	17.3%	(90) bps
Adjusted EBITDA margin*	28.4%	27.5%	90 bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

Orders
Second quarter 2023 orders of $765.9 million reflected a 9 percent decrease compared with the prior year period (-13 percent organic and +4 percent acquisitions/divestitures).

Net Sales
Second quarter 2023 net sales of $846.2 million reflected a 6 percent increase compared with the prior year period (+3 percent organic, +4 percent acquisitions/divestitures and -1 percent foreign currency translation).

Gross Margin
Second quarter 2023 gross margin of 44.7 percent decreased 10 basis points compared with the prior year period primarily due to lower volume leverage, the dilutive impact of acquisitions and unfavorable mix, partially offset by strong price/cost and favorable operational productivity, net of higher employee-related costs.

Net Income and Earnings per Share Attributable to IDEX
Second quarter 2023 net income attributable to IDEX increased $0.4 million to $138.6 million, which resulted in EPS attributable to IDEX of $1.82 per share, an increase of 1 cent per share, or 1 percent, from the prior year period. The second quarter 2023 effective tax rate of 22.4 percent was relatively consistent compared with the second quarter 2022 effective tax rate of 22.1 percent. Adjusted EPS attributable to IDEX, which reflects the impact of non-GAAP adjustments, net of related taxes, was $2.18 per share, an increase of 16 cents per share, or 8 percent, from the prior year period.

Net Income Margin and Adjusted EBITDA Margin
Second quarter 2023 net income margin of 16.4 percent decreased 90 basis points compared with the prior year period. The decrease was driven by a reserve recorded on an investment with a collaborative partner, higher amortization on new acquisitions and higher interest expense, partially offset by operational performance discussed below. Second quarter 2023 Adjusted EBITDA margin of 28.4 percent, which reflects the impact of non-GAAP adjustments, increased 90 basis points compared with the prior year period driven by strong price/cost, operational productivity and lower variable compensation costs, partially offset by lower volume leverage, higher employee-related costs and unfavorable mix.

Cash Flow
Second quarter 2023 cash from operations of $141.2 million was up 26 percent primarily due to lower investments in working capital in 2023 as compared with 2022. Second quarter 2023 free cash flow included higher capital expenditures and was $119.6 million, up 24 percent compared with the prior year period and constituted 72 percent of adjusted net income attributable to IDEX.

Segment Highlights

Fluid & Metering Technologies ("FMT")

	Three Months Ended June 30,
(Dollars in millions)	2023	2022	Increase (Decrease)
Net sales	$325.1	$299.9	$25.2
Adjusted EBITDA	114.1	95.0	19.1
Adjusted EBITDA margin	35.1%	31.7%	340 bps

•Second quarter 2023 net sales of $325.1 million reflected an 8 percent increase compared with the second quarter of 2022 (+10 percent organic, -1 percent acquisitions/divestitures and -1 percent foreign currency translation).
•Second quarter 2023 Adjusted EBITDA margin was 35.1%, up 340 basis points compared with the prior year period primarily due to strong price/cost, higher volume leverage, lower discretionary spending, favorable operational productivity and the accretive impact of acquisitions, net of divestitures, partially offset by higher employee-related costs and unfavorable mix.

Health & Science Technologies ("HST")

	Three Months Ended June 30,
(Dollars in millions)	2023	2022	Increase (Decrease)
Net sales	$339.5	$326.0	$13.5
Adjusted EBITDA	93.7	103.6	(9.9)
Adjusted EBITDA margin	27.6%	31.8%	(420) bps

•Second quarter 2023 net sales of $339.5 million reflected a 4 percent increase compared with the second quarter of 2022 (-6 percent organic and +10 percent acquisitions).
•Second quarter 2023 Adjusted EBITDA margin was 27.6%, down 420 basis points compared with the prior year period primarily due to unfavorable volume leverage, higher employee-related costs and unfavorable mix, partially offset by strong price/cost as well as lower discretionary spending and lower variable compensation costs.

Fire & Safety/Diversified Products ("FSDP")

	Three Months Ended June 30,
(Dollars in millions)	2023	2022	Increase (Decrease)
Net sales	$184.8	$171.2	$13.6
Adjusted EBITDA	54.5	45.1	9.4
Adjusted EBITDA margin	29.4%	26.4%	300 bps
•Second quarter 2023 net sales of $184.8 million reflected an 8 percent increase compared with the second quarter of 2022 (+8 percent organic).
•Second quarter 2023 Adjusted EBITDA margin was 29.4%, up 300 basis points compared with the prior year period primarily due to strong price/cost, favorable mix, lower variable compensation costs, higher volume leverage and favorable operational productivity, net of higher employee-related costs.

Corporate Costs
Corporate costs included in consolidated Adjusted EBITDA were $21.6 million in the second quarter of 2023, a decrease of $2.9 million compared with the prior year period as a result of lower compensation costs.

Debt Offering and Redemption
On June 13, 2023, the Company completed a private placement of a $100.0 million aggregate principal amount of 5.13% Senior Notes due June 13, 2028. The Company used the proceeds from this Notes issuance to repay the $100.0 million 3.20% Senior Notes due June 13, 2023.

Acquisition
On May 19, 2023, the Company completed the acquisition of Iridian Spectral Technologies ("Iridian"). Iridian is a global leader in designing and manufacturing thin-film, multi-layer optical filters serving the laser communications, telecommunications and life sciences markets and expands the Company’s array of optical technology offerings. Headquartered in Ottawa, Ontario, Canada, Iridian operates in the Company’s Scientific Fluidics & Optics reporting unit within the HST segment. Iridian was acquired for cash consideration of $110.3 million. The entire purchase price was funded with cash on hand.

Conference Call to be Broadcast over the Internet
IDEX will broadcast its second quarter earnings conference call over the Internet on Thursday, July 27, 2023 at 9:30 a.m. CT. Chief Executive Officer and President Eric Ashleman and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13734463.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s third quarter 2023 and full year 2023 outlook including expected organic sales projections, expected earnings per share and adjusted earnings per share, and the assumptions underlying these expectations, anticipated future acquisition behavior, availability of cash and financing alternatives and the anticipated benefits of the Company’s recent acquisitions, including the acquisitions of Nexsight, LLC and its businesses Envirosight, WinCan, MyTana and Pipeline Renewal Technologies (“Nexsight”), KZ CO. ("KZValve"), Muon B.V. and its subsidiaries ("Muon Group") and Iridian Spectral Technologies ("Iridian"), and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release.

The risks and uncertainties include, but are not limited to, the following: levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets and adverse developments affecting the financial services industry; pricing pressures, including inflation and rising interest rates, and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company’s results; the impact of health epidemics and pandemics and terrorist attacks and wars, which could have an adverse impact on the Company's business by creating disruptions in the global supply chain and by potentially having an adverse impact on the global economy; the Company’s ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; capacity utilization and the effect this has on costs; labor markets; supply chain conditions; market conditions and material costs; risks related to environmental, social and corporate governance issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company’s subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) makes thousands of products and mission-critical components that improve everyday life all around you. If you enjoy chocolate, it quite possibly passed through a Viking® internal gear pump at the candy factory. If you were ever in a car accident, emergency workers may have used the Hurst Jaws of Life® rescue tool to save your life. If your doctor ordered a DNA test to predict your risk of disease or determine a course of treatment, the lab may have used equipment containing components made by IDEX Health & Science. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call over 50 diverse businesses around the world part of the IDEX family. With more than 8,500 employees and manufacturing operations in more than 20 countries, IDEX is a high-performing, global company with over $3.1 billion in annual sales, committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”. For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Income
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$846.2	$796.1	$1,691.6	$1,547.2
Cost of sales	468.2	439.2	931.1	847.8
Gross profit	378.0	356.9	760.5	699.4
Selling, general and administrative expenses	174.3	167.5	364.0	321.8
Restructuring expenses and asset impairments	3.6	2.8	4.1	3.4
Operating income	200.1	186.6	392.4	374.2
Other expense (income) - net	8.3	—	7.7	(2.3)
Interest expense	13.3	9.5	26.4	19.0
Income before income taxes	178.5	177.1	358.3	357.5
Provision for income taxes	40.0	39.0	80.0	79.5
Net income	138.5	138.1	278.3	278.0
Net loss attributable to noncontrolling interest	0.1	0.1	0.1	0.2
Net income attributable to IDEX	$138.6	$138.2	$278.4	$278.2

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$1.83	$1.82	$3.68	$3.66
Diluted earnings per common share attributable to IDEX	$1.82	$1.81	$3.66	$3.65

Share Data:
Basic weighted average common shares outstanding	75.6	75.8	75.6	76.0
Diluted weighted average common shares outstanding	75.9	76.1	75.9	76.2

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$457.0	$430.2
Receivables - net	455.2	442.8
Inventories	482.5	470.9
Other current assets	93.2	55.4
Total current assets	1,487.9	1,399.3
Property, plant and equipment - net	421.6	382.1
Goodwill and intangible assets	3,671.7	3,585.9
Other noncurrent assets	138.7	144.6
Total assets	$5,719.9	$5,511.9

Liabilities and equity
Current liabilities
Trade accounts payable	$189.7	$208.9
Accrued expenses	247.9	289.1
Short-term borrowings	0.5	—
Dividends payable	48.5	45.6
Total current liabilities	486.6	543.6
Long-term borrowings	1,471.5	1,468.7
Other noncurrent liabilities	482.9	460.0
Total liabilities	2,441.0	2,472.3
Shareholders' equity	3,278.7	3,039.3
Noncontrolling interest	0.2	0.3
Total equity	3,278.9	3,039.6
Total liabilities and equity	$5,719.9	$5,511.9

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$278.3	$278.0
Adjustments to reconcile net income to net cash provided by operating activities:
Gains on sales of assets	(0.2)	(2.6)
Asset impairments	0.5	0.2
Credit loss on note receivable from collaborative partner	7.7	—
Depreciation	27.2	24.7
Amortization of intangible assets	46.8	32.2
Amortization of debt issuance expenses	0.8	0.8
Share-based compensation expense	17.0	13.5
Deferred income taxes	—	(0.2)
Changes in (net of the effect from acquisitions and foreign exchange):
Receivables	(5.8)	(68.7)
Inventories	(2.0)	(84.5)
Other current assets	(18.6)	(17.8)
Trade accounts payable	(17.9)	36.2
Deferred revenue	4.2	1.3
Accrued expenses	(52.5)	(22.5)
Other - net	3.6	1.4
Net cash flows provided by operating activities	289.1	192.0
Cash flows from investing activities
Purchases of property, plant and equipment	(48.2)	(31.7)
Acquisition of businesses, net of cash acquired	(110.3)	(234.9)
Proceeds from disposal of fixed assets	1.3	6.6
Purchases of marketable securities	(19.1)	—
Other - net	(0.3)	(0.1)
Net cash flows used in investing activities	(176.6)	(260.1)
Cash flows from financing activities
Proceeds from issuance of 5.13% Senior Notes	100.0	—
Payment of 3.20% Senior Notes	(100.0)	—
Dividends paid	(93.9)	(86.9)
Proceeds from stock option exercises	8.0	5.2
Repurchases of common stock	(1.0)	(110.4)
Shares surrendered for tax withholding	(4.6)	(4.9)
Other - net	(0.5)	(0.1)
Net cash flows used in financing activities	(92.0)	(197.1)
Effect of exchange rate changes on cash and cash equivalents	6.3	(32.4)
Net increase (decrease) in cash and cash equivalents	26.8	(297.6)
Cash and cash equivalents at beginning of year	430.2	855.4
Cash and cash equivalents at end of period	$457.0	$557.8

IDEX CORPORATION
Company and Segment Financial Information
(dollars in millions)
(unaudited)

		Three Months Ended June 30, (a)		Six Months Ended June 30, (a)
		2023	2022	2023	2022
	Fluid & Metering Technologies
	Net sales	$325.1	$299.9	$646.9	$571.9
	Adjusted EBITDA(b)	114.1	95.0	220.3	183.4
	Adjusted EBITDA margin	35.1%	31.7%	34.1%	32.1%
	Depreciation	4.1	4.2	7.2	8.1
	Amortization of intangible assets	5.7	5.6	11.7	9.3
	Capital expenditures	5.6	4.8	13.0	9.7

	Health & Science Technologies
	Net sales	$339.5	$326.0	$690.5	$641.2
	Adjusted EBITDA(b)	93.7	103.6	194.4	203.4
	Adjusted EBITDA margin	27.6%	31.8%	28.2%	31.7%
	Depreciation	7.8	6.1	15.1	12.2
	Amortization of intangible assets	15.9	9.7	31.8	19.6
	Capital expenditures	12.6	7.3	28.7	16.5

	Fire & Safety/Diversified Products
	Net sales	$184.8	$171.2	$359.2	$335.9
	Adjusted EBITDA(b)	54.5	45.1	104.2	89.5
	Adjusted EBITDA margin	29.4%	26.4%	29.0%	26.6%
	Depreciation	2.3	2.1	4.4	4.2
	Amortization of intangible assets	1.6	1.6	3.3	3.3
	Capital expenditures	3.0	3.3	5.9	5.3

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(3.2)	$(1.0)	$(5.0)	$(1.8)
	Adjusted EBITDA(b)	(21.6)	(24.5)	(48.4)	(42.4)
	Depreciation	0.2	0.1	0.5	0.2
	Capital expenditures	0.4	0.2	0.6	0.2

	Company
	Net sales	$846.2	$796.1	$1,691.6	$1,547.2
	Adjusted EBITDA(c)	240.7	219.2	470.5	433.9
	Adjusted EBITDA margin(c)	28.4%	27.5%	27.8%	28.0%
	Depreciation	14.4	12.5	27.2	24.7
	Amortization of intangible assets	23.2	16.9	46.8	32.2
	Capital expenditures	21.6	15.6	48.2	31.7
(a)	Three and six month data includes the results of the KZValve acquisition (May 2022) and the Nexsight acquisition (February 2022) in the FMT segment as well as the Iridian acquisition (May 2023) and Muon Group acquisition (November 2022) in the HST segment from the date of acquisition. Three and six month data also includes the results of Knight LLC ("Knight") (September 2022) in the FMT segment through the date of disposition.
(b)	Segment Adjusted EBITDA excludes unallocated corporate costs which are included in Corporate Office and Eliminations.
(c)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP, see the reconciliation tables below.

Non-GAAP Measures of Financial Performance
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The Company supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision making because certain of these adjusted metrics exclude items not reflective of ongoing operations, as identified in the reconciliations below. Reconciliations of non-GAAP financial performance metrics to their most directly comparable GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. Due to rounding, numbers presented throughout this and other documents may not add up or recalculate precisely. There were no adjustments to GAAP financial performance metrics other than the items noted below.

•Organic orders and net sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture and the impact of foreign currency translation.
•Adjusted gross profit is calculated as gross profit plus fair value inventory step-up charges.
•Adjusted gross margin is calculated as adjusted gross profit divided by net sales.
•Adjusted net income attributable to IDEX is calculated as Net income attributable to IDEX plus restructuring expenses and asset impairments, plus fair value inventory step-up charges, less gains on sales of assets, plus the credit loss on a note receivable from a collaborative partner, plus acquisition-related intangible asset amortization, all net of the statutory tax expense or benefit.
•Adjusted diluted EPS attributable to IDEX is calculated as adjusted net income attributable to IDEX divided by the diluted weighted average shares outstanding.
•Consolidated Adjusted EBITDA is calculated as consolidated earnings before interest, taxes, depreciation and amortization, or consolidated EBITDA, plus fair value inventory step-up charges, plus restructuring expenses and asset impairments, less gains on sales of assets, plus the credit loss on a note receivable from a collaborative partner.
•Consolidated Adjusted EBITDA margin is calculated as Consolidated Adjusted EBITDA divided by Net sales.
•Free cash flow is calculated as cash flows from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	8%	4%	8%	6%	13%	8%	7%	9%
- Net impact from acquisitions/divestitures	(1%)	10%	—	4%	4%	11%	—	6%
- Impact from foreign currency	(1%)	—	—	(1%)	(1%)	(1%)	(2%)	(1%)
Change in organic net sales	10%	(6%)	8%	3%	10%	(2%)	9%	4%

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2023	2022	2023	2022
Gross profit	$378.0	$356.9	$760.5	$699.4
+ Fair value inventory step-up charges	—	0.4	—	0.4
Adjusted gross profit	$378.0	$357.3	$760.5	$699.8

Net sales	$846.2	$796.1	$1,691.6	$1,547.2

Gross margin	44.7%	44.8%	45.0%	45.2%
Adjusted gross margin	44.7%	44.9%	45.0%	45.2%

Table 3: Reconciliations of Reported-to-Adjusted Net Income and Diluted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Reported net income attributable to IDEX	$138.6	$138.2	$278.4	$278.2
+ Restructuring expenses and asset impairments	3.6	2.8	4.1	2.8
+ Tax impact on restructuring expenses and asset impairments	(0.8)	(0.7)	(0.9)	(0.7)
+ Fair value inventory step-up charges	—	0.4	—	0.4
+ Tax impact on fair value inventory step-up charges	—	(0.1)	—	(0.1)
- Gains on sales of assets	—	—	—	(2.7)
+ Tax impact on gains on sales of assets	—	—	—	0.6
+ Credit loss on note receivable from collaborative partner(1)	7.7	—	7.7	—
+ Tax impact on credit loss on note receivable from collaborative partner	(1.6)	—	(1.6)	—
+ Acquisition-related intangible asset amortization	23.2	16.9	46.8	32.2
+ Tax impact on acquisition-related intangible asset amortization	(5.3)	(3.9)	(10.5)	(7.3)
Adjusted net income attributable to IDEX	$165.4	$153.6	$324.0	$303.4

(1) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable.

Table 3: Reconciliations of Reported-to-Adjusted Net Income and Diluted EPS (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2023	2022	2023	2022
Reported diluted EPS attributable to IDEX	$1.82	$1.81	$3.66	$3.65
+ Restructuring expenses and asset impairments	0.05	0.04	0.06	0.04
+ Tax impact on restructuring expenses and asset impairments	(0.01)	(0.01)	(0.01)	(0.01)
+ Fair value inventory step-up charges	—	—	—	—
+ Tax impact on fair value inventory step-up charges	—	—	—	—
- Gains on sales of assets	—	—	—	(0.03)
+ Tax impact on gains on sales of assets	—	—	—	0.01
+ Credit loss on note receivable from collaborative partner(1)	0.10	—	0.10	—
+ Tax impact on credit loss on note receivable from collaborative partner	(0.02)	—	(0.02)	—
+ Acquisition-related intangible asset amortization	0.31	0.22	0.62	0.42
+ Tax impact on acquisition-related intangible asset amortization	(0.07)	(0.04)	(0.14)	(0.10)
Adjusted diluted EPS attributable to IDEX	$2.18	$2.02	$4.27	$3.98

Diluted weighted average shares outstanding	75.9	76.1	75.9	76.2

(1) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable.

Table 4: Reconciliations of Net Income to Adjusted EBITDA

	Three Months Ended June 30,
	2023					2022
(Dollars in millions)	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported net income	$—	$—	$—	$—	$138.5	$—	$—	$—	$—	$138.1
+ Provision for income taxes	—	—	—	—	40.0	—	—	—	—	39.0
+ Interest expense	—	—	—	—	13.3	—	—	—	—	9.5
- Other income (expense) - net	—	—	—	—	(8.3)	—	—	—	—	—
Operating income (loss)	103.3	67.5	50.6	(21.3)	200.1	82.9	86.5	39.9	(22.7)	186.6
+ Other income (expense) - net	0.4	(0.2)	(0.3)	(8.2)	(8.3)	0.2	1.2	0.5	(1.9)	—
+ Depreciation	4.1	7.8	2.3	0.2	14.4	4.2	6.1	2.1	0.1	12.5
+ Amortization	5.7	15.9	1.6	—	23.2	5.6	9.7	1.6	—	16.9
+ Fair value inventory step-up charges	—	—	—	—	—	0.4	—	—	—	0.4
+ Restructuring expenses and asset impairments	0.6	2.7	0.3	—	3.6	1.7	0.1	1.0	—	2.8
+ Credit loss on note receivable from collaborative partner(1)	—	—	—	7.7	7.7	—	—	—	—	—
Adjusted EBITDA	$114.1	$93.7	$54.5	$(21.6)	$240.7	$95.0	$103.6	$45.1	$(24.5)	$219.2

Net sales (eliminations)	$325.1	$339.5	$184.8	$(3.2)	$846.2	$299.9	$326.0	$171.2	$(1.0)	$796.1

Net income margin					16.4%					17.3%
Adjusted EBITDA margin	35.1%	27.6%	29.4%	n/m	28.4%	31.7%	31.8%	26.4%	n/m	27.5%

(1) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable.

Table 4: Reconciliations of Net Income to Adjusted EBITDA (Continued)

	Six Months Ended June 30,
	2023					2022
(Dollars in millions)	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported net income	$—	$—	$—	$—	$278.3	$—	$—	$—	$—	$278.0
+ Provision for income taxes	—	—	—	—	80.0	—	—	—	—	79.5
+ Interest expense	—	—	—	—	26.4	—	—	—	—	19.0
- Other income (expense) - net	—	—	—	—	(7.7)	—	—	—	—	2.3
Operating income (loss)	199.8	145.0	96.6	(49.0)	392.4	163.3	170.1	80.4	(39.6)	374.2
+ Other income (expense) - net	0.9	(0.5)	(0.5)	(7.6)	(7.7)	1.8	1.4	2.1	(3.0)	2.3
+ Depreciation	7.2	15.1	4.4	0.5	27.2	8.1	12.2	4.2	0.2	24.7
+ Amortization	11.7	31.8	3.3	—	46.8	9.3	19.6	3.3	—	32.2
+ Fair value inventory step-up charges	—	—	—	—	—	0.4	—	—	—	0.4
+ Restructuring expenses and asset impairments	0.7	3.0	0.4	—	4.1	1.7	0.1	1.0	—	2.8
- Gains on sales of assets	—	—	—	—	—	(1.2)	—	(1.5)	—	(2.7)
+ Credit loss on note receivable from collaborative partner(1)	—	—	—	7.7	7.7	—	—	—	—	—
Adjusted EBITDA	$220.3	$194.4	$104.2	$(48.4)	$470.5	$183.4	$203.4	$89.5	$(42.4)	$433.9

Net sales (eliminations)	$646.9	$690.5	$359.2	$(5.0)	$1,691.6	$571.9	$641.2	$335.9	$(1.8)	$1,547.2

Net income margin					16.4%					18.0%
Adjusted EBITDA margin	34.1%	28.2%	29.0%	n/m	27.8%	32.1%	31.7%	26.6%	n/m	28.0%

(1) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable

Table 5: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2023	2022	2023	2022
Cash flows from operating activities	$141.2	$112.3	$289.1	$192.0
- Capital expenditures	21.6	15.6	48.2	31.7
Free cash flow	$119.6	$96.7	$240.9	$160.3

Table 6: Reconciliation of Estimated 2023 EPS to Adjusted EPS Attributable to IDEX

	Guidance
	Third Quarter 2023	Full Year 2023
Estimated diluted EPS attributable to IDEX	$1.60 - $1.65	$6.80 - $6.90
+ Restructuring expenses and asset impairments	—	0.06
+ Tax impact on restructuring expenses and asset impairments	—	(0.01)
+ Credit loss on note receivable from collaborative partner(1)	—	0.10
+ Tax impact on credit loss on note receivable from collaborative partner	—	(0.02)
+ Acquisition-related intangible asset amortization	0.32	1.26
+ Tax impact on acquisition-related intangible asset amortization	(0.08)	(0.29)
Estimated adjusted diluted EPS attributable to IDEX	$1.84 - $1.89	$7.90 - $8.00

(1) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable.

Table 7: Reconciliation of Estimated 2023 Net Income to Adjusted EBITDA

	Guidance
	Third Quarter 2023		Full Year 2023
(Dollars in millions)	Low End	High End	Low End	High End
Reported net income	$121.3	$124.5	$516.6	$524.1
+ Provision for income taxes	35.0	36.0	148.8	151.0
+ Interest expense	14.0	14.0	54.4	54.4
+ Depreciation	15.8	15.8	59.2	59.2
+ Amortization of intangible assets	24.1	24.1	94.9	94.9
+ Restructuring expenses and asset impairments	—	—	4.1	4.1
+ Credit loss on note receivable from collaborative partner(1)	—	—	7.7	7.7
Adjusted EBITDA	$210.2	$214.4	$885.7	$895.4

Net sales	$785.7	$795.2	$3,264.1	$3,284.6

Net income margin	15%	16%	16%	16%
Adjusted EBITDA margin	27%	27%	27%	27%

(1) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable.